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                                                                   EXHIBIT 10.11

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of September 25, 1996, by and between Aurum Software, Inc. (the "Borrower") whose address if 3385 Scott Boulevard, Santa Clara, CA 95054 and Silicon Valley Bank, (the "Lender"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS.  Among other indebtedness which may
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be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated July 13, 1993, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Note") and a Promissory Note, executed concurrently herewith, in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000)(the "Term Note"). The Note has been modified pursuant to Loan Modification Agreements, dated October 14, 1993, April 12, 1994, December 15, 1994, May 15, 1995, pursuant to which, among other things, the principal amount of the Note was increased Two Million and 00/100 Dollars ($2,000,000.00), however capped at One Million Five Hundred Thousand and 00/100 Dollars (the "Cap Amount"), May 14, 1996 and July 15, 1996, pursuant to which, amound other things, the Cap Amount was removed. The Note and the Term Note, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated July 13, 1993, between Borrower and Lender, as such agreement may the amended from time to time (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL:  Repayment of the Indebtedness is secured by a
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Commercial Security Agreement, dated July 8, 1992, as amended, and a Collateral
Assignment, Patent Mortgage and Security Agreement, dated April 11, 1994.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the indebtedness shall be referred to as the "Secruity Documents". Hereinafter, the Secruity Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS:
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     A.  Modification(s) to Note.
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         1.  The principal amount of the Note is hereby increased to Three
             Million and 00/100 Dollars ($3,000,000.00).

     B.  Modification(s) to Loan Agreement:
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         1.  The paragraph entitled "Borrowing Base Formula" is hereby amended in apart, to read as follows:

             Borrower shall be allowed to advance under the line of credit facility according to a borrowing base formula, as determined by Lender on a monthly basis, defined as follows: the lesser of (a) $3,000,000.00 minus the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the Cash Management Services Sublimit or (b) the sum of (i) seventy-five percent (75%) of eligible accounts receivable minus
             (ii) the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus (iii) the Cash Management Services sublimit.

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           2.   Notwithstanding anything to the contrary contained in the Loan
                Agreement, upon completion of an initial public offering, Borrower shall maintain with Lender either (i) an interest bearing deposit or (ii) an operating deposit with an average balance in the minimum amount of $3,000,000.00.

4.      CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.

5.      PAYMENT OF LOAN FEE.  Borrower shall pay to Lender a fee in the amount
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of Ten Thousand and 00/100 Dollars ($10,000.00)(the "Loan Fee") plus all out-of-pocket expenses.

6.      NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor
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signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the indebtedness.

7.      CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing indebtedness,
Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.      CONDITIONS.     The effectiveness of this Loan Modification Agreement is
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conditioned upon Borrower's payment of the Loan Fee.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               LENDER:

AURUM SOFTWARE, INC.                    SILICON VALLEY BANK


By: /s/ Chris Dier                      By: /s/ Michael Devery
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Name: Chris Dier                        Name: Michael Devery
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Title:  CFO                             Title: Vice President
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